Exhibit 5.1

April 14, 2023

Safehold Inc.
1114 Avenue of the Americas

39th Floor
New York, NY 10036

Re:         Registration Statement on Form S-3 (File No. 333-271113)

Ladies and Gentlemen:

We have served as Maryland counsel to Safehold Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 5,405,406 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to be sold from time to time by MSD EIV Private Vault, LLC and MSD Vault Investments, LLC, named as the selling stockholders of the Company under the caption “Selling Stockholders” in the Prospectus Supplement (as defined herein). The Shares are covered by the above-referenced Registration Statement and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were issued in the merger of Safehold Inc., a Maryland corporation (“Old Safehold”), with and into the Company (formerly known as iStar Inc., a Maryland corporation).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein, substantially in the form to be transmitted to the Commission under the Securities Act;

2.            The Prospectus Supplement, dated as of the date hereof (the “Prospectus Supplement”), in the form filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

Safehold Inc.

April 14, 2023

5.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters, the registration and issuance of the Shares, certified as of the date hereof by an officer of the Company;

6.            The Agreement and Plan of Merger, dated as of August 10, 2022, by and among Old Safehold and the Company;

7.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            The Shares have not been, and will not be, issued, sold or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

Safehold Inc.

April 14, 2023

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance of the Shares has been duly authorized and the Shares are validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for your submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP